Exhibit 21

NOVAMED SUBSIDIARIES

1.	NovaMed Management of Kansas City, Inc., a Missouri corporation
2.	Blue Ridge NovaMed, Inc., a Missouri corporation
3.	NovaMed Eye Surgery Center (Plaza) L.L.C., a Delaware limited liability company
4.	NovaMed Eye Surgery Center of Overland Park, L.L.C., a Delaware limited liability company
5.	NovaMed Management Services, LLC, a Delaware limited liability company
6.	NovaMed Eye Surgery Center of Maryville, L.L.C., a Delaware limited liability company
7.	NovaMed Eye Surgery Center of North County, LLC, a Delaware limited liability company
8.	NovaMed Eye Surgery Center of New Albany, L.L.C., a Delaware limited liability company
9.	NovaMed of Louisville, Inc., a Kentucky corporation
10.	Midwest Uncuts, Inc., an Iowa corporation
11.	NovaMed Eyecare Research, Inc., a Delaware corporation
12.	NovaMed Eye Surgery and Laser Center of St. Joseph, Inc., a Missouri corporation
13.	NMGK, Inc., an Illinois corporation
14.	NMLO, Inc., a Kansas corporation
15.	NovaMed Eye Surgery Center of Cincinnati, LLC, a Delaware limited liability company
16.	Patient Education Concepts, Inc., a Delaware corporation
17.	NMI, Inc., a Georgia corporation
18.	NovaMed Acquisition Company, Inc., a Delaware corporation
19.	NovaMed Surgery Center of Thibodaux, LLC, a Delaware limited liability company
20.	NovaMed Surgery Center of Richmond, LLC, a Delaware limited liability company
21.	NovaMed Surgery Center of River Forest, LLC, a Delaware limited liability company
22.	NovaMed Surgery Center of Colorado Springs, LLC, a Delaware limited liability company
23.	NovaMed of Texas, Inc., a Delaware corporation
24.	NovaMed Surgery Center of Tyler, L.P., a Delaware limited partnership
25.	NovaMed Alliance, Inc., a Delaware corporation
26.	NovaMed Surgery Center of Merrillville, LLC, a Delaware limited liability company
27.	NovaMed Surgery Center of Chicago - Northshore, LLC, a Delaware limited liability company
28.	NovaMed Surgery Center of Columbus, LLC, a Delaware limited liability company
29.	Blue Ridge Surgical Center, LLC, a Delaware limited liability company
30.	NovaMed Surgery Center of Chattanooga, LLC, a Delaware limited liability company
31.	NovaMed Surgery Center of Nashua, LLC, a Delaware limited liability company
32.	NovaMed Surgery Center of Bedford, LLC, a Delaware limited liability company
33.	NovaMed Surgery Center of Altamonte Springs, LLC, a Delaware limited liability company
34.	NovaMed Surgery Center of Oak Lawn, LLC, a Delaware limited liability company
35.	NovaMed Surgery Center of Palm Beach, LLC, a Delaware limited liability company
36.	NovaMed Surgery Center of Fort Lauderdale, LLC, a Delaware limited liability company
37.	NovaMed Surgery Center of Madison, Limited Partnership, a Wisconsin limited partnership
38.	NovaMed of Wisconsin, Inc., a Delaware corporation
39.	NovaMed Pain Management Center of New Albany, LLC, a Delaware limited liability company
40.	The Cataract Specialty Surgical Center, L.L.C., a Michigan limited liability company
41.	NovaMed Surgery Center of Denver, LLC, a Delaware limited liability company

42.	NovaMed Surgery Center of Whittier, LLC, a Delaware limited liability company
43.	Surgery Center of Fremont, LLC, a Delaware limited liability company
44.	NovaMed of Dallas, Inc., a Delaware corporation
45.	NovaMed Surgery Center of Dallas, LP, a Delaware limited partnership
46.	NovaMed of San Antonio, Inc., a Delaware corporation
47.	NovaMed Surgery Center of San Antonio, LP, a Delaware limited partnership
48.	NovaMed Surgery Center of Jonesboro, LLC, a Delaware limited liability company
49.	NovaMed Surgery Center of Laredo, LP, a Delaware limited partnership
50.	NovaMed of Laredo, Inc., a Delaware corporation
51.	NovaMed Surgery Center of Sandusky, LLC, a Delaware limited liability company
52.	Laser and Outpatient Surgery Center, LLC, a Delaware limited liability company
53.	NovaMed Surgery Center of Cleveland, LLC, a Delaware limited liability company
54.	NovaMed Surgery Center of Warrensburg, LLC, a Delaware limited liability company